INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Acola
Corp. dated January 10, 2003 of our report dated
September 30, 2002 appearing in the Annual Report on Form 10-KSB of Acola Corp. for the year ended
June 30, 2002.


Harper & Pearson Company, PC


Houston, Texas
January 10, 2003